UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2022

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The Joint Corp.

(Exact name of registrant as specified in its charter)

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Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16767 N. Perimeter Drive, Suite 110

Scottsdale, Arizona 85260

(Address of Principal Executive Offices) (Zip Code)

(480) 245-5960

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2022, the Company entered into an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) among the Company, SJV Tempe Marketplace, LLC, an Arizona limited liability company (“TM”), Shakarian Joint Ventures, LLC, an Arizona limited liability company (“SJV”), SJV East Mesa, LLC, an Arizona limited liability company (“EM”), SJV Apache Junction, LLC, an Arizona limited liability company (“AJ”), Dr. Aaron Shakarian, an individual and Stacie Shakarian, an individual (TM, SJV, EM, AJ, Dr. Aaron Shakarian and Stacie Shakarian shall collectively be referred to as the “Seller”), and Shakarian Holdings, LLC, an Arizona limited liability company, Dr. Aaron Shakarian, an individual and Stacie Shakarian, an individual (collectively, the “Shareholder”) under which the Company repurchased from the Seller four operating franchises in the Scottsdale/Phoenix, Arizona area (together, the “Repurchase Transaction”). The Company intends to operate the franchises as Company-owned clinics.

The total consideration for the Repurchase Transaction was $5,800,000, subject to certain adjustments, of which $5,600,000 was paid in cash at the closing, and $200,000 of which will be paid in cash within ninety (90) days after the closing, less any agreed upon adjustments.

The foregoing description of the Repurchase Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the second quarter of 2022 (the “Q2 2022 10-Q”).

The representations and warranties in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement. These representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) are qualified by the disclosure schedules to the Purchase Agreement, (iii) were made only as of the date of the Purchase Agreement (or such other date as specified in the Purchase Agreement) and (iv) have been included in the Purchase Agreement only for the purpose of allocating risk between the parties and not for the purpose of establishing matters as facts. Accordingly, the Purchase Agreement will be included as an exhibit to the Company’s Q2 2022 10-Q simply to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations and warranties in the Purchase Agreement as describing the actual state of facts or condition of the parties. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding any party that is or will be contained in, or incorporated by reference into, that party’s filings with the U.S. Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On May 23, 2022, the Company published a press release describing the Repurchase Transaction. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: May 23, 2022	By:	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer